UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to Section 240.14a-12

SEARS HOMETOWN AND OUTLET STORES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEARS HOMETOWN AND OUTLET STORES, INC.

5500 Trillium Boulevard, Suite 501

Hoffman Estates, Illinois 60192

Supplement to April 11, 2017 Definitive Proxy Statement for Annual Meeting of Stockholders

To Be Held Wednesday, May 24, 2017

This proxy statement supplement (this “Proxy Supplement”) updates and supplements our definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 11, 2017 (File No. 001-35641) regarding the 2017 Annual Meeting of Stockholders of Sears Hometown and Outlet Stores, Inc. to be held on May 24, 2017 at 9:00 a.m. (Central Time) at Sears Holdings Corporation, CTC Room 702A&B, 3333 Beverly Road, Hoffman Estates, Illinois 60179 (the “Annual Meeting”).

Except as updated or supplemented by this Proxy Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting.

The purpose of this Proxy Supplement is to supplement information in the Proxy Statement regarding Ryan D. Robinson, the Company’s Senior Vice President, Chief Administrative Officer, and Chief Financial Officer, and E.J. Bird, the Company’s Chairman of the Board and a director. Mr. Robinson has advised the Company that he is resigning his employment with the Company effective April 28, 2017 to take an employment position outside the Company. With respect to Mr. Bird, on April 12, 2017 the Board of Directors of the Company approved a Consulting Agreement with him pursuant to which he, as an independent contractor, will provide financial consulting services to the Company during May 2017 for which the Company will pay him a $50,000 fee. The Board of Directors has determined that (1) Mr. Bird’s status as a consultant will not interfere with his exercise of independent judgment in carrying out his responsibilities as a director of the Company and (2) Mr. Bird continues to meet the standards of independence with respect to Board membership under the Company’s Corporate Governance Guidelines and the applicable Nasdaq listing rules. The Company and Mr. Bird have entered into the Consulting Agreement.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. This Proxy Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.

By Order of the Board of Directors.

Charles J. Hansen

Vice President, General Counsel, and Secretary

April 13, 2017

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